Exhibit 4.4

AMENDMENT NO. 4 TO AMENDMENT AGREEMENT AND WAIVER

This AMENDMENT NO. 4 TO AMENDMENT AGREEMENT AND WAIVER (the “Amendment”), dated as of April 30, 2019, is made by and between Ener-Core, Inc., a Delaware corporation, with headquarters located at 30100 Town Center Dr., Suite O-209, Laguna Niguel, California 92677 (the “Company”), and the investor listed on the signature page attached hereto (the “Holder”).

RECITALS

A. Reference is made to that certain Securities Purchase Agreement dated as of June 5, 2018, by and among the Company, the Holder and the other investors listed on the signature pages attached thereto and party to a joinder agreement thereto (as amended and/or restated from time to time, the “June 2018 SPA”); and the Senior Secured Notes issued to the Holder pursuant thereto (as amended from time to time prior to the date hereof, the “June 2018 Notes”);

B. Reference is made to that certain Amendment Agreement and Waiver dated as of December 31, 2018 by and among the Company and the Holder with respect to the June 2018 SPA and the June 2018 Notes (the “December Amendment”); and

C. In compliance with Section 15 of the June 2018 Notes and the June 2018 SPA, this Amendment shall only be effective upon the execution and delivery of this Amendment and agreements in form and substance identical to this Amendment (other than with respect to the identity of the Holder and any provision regarding the reimbursement of legal fees) (together with this Amendment, the “Amendments”) by the Required Holders (as defined in the June 2018 Notes and June 2018 SPA, respectively) (such time, the “Effective Time”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

1. Amendment of December Amendment. All references to the date “January 31, 2019” set forth in the December Amendment are hereby amended to instead refer to the date “May 31, 2019”, and all references to the date “February 1, 2019” set forth in the December Amendment are hereby amended to instead refer to the date “June 1, 2019”. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the December Amendment.

ARTICLE II
MISCELLANEOUS

1. Effect of this Amendment. This Amendment shall form a part of the June 2018 Notes for all purposes, and each holder of June 2018 Notes shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of Amendments substantially identical to this Amendment by the Company and the Required Holders (as defined in the June 2018 Notes and June 2018 SPA, respectively). From and after such effectiveness, any reference to the June 2018 Notes shall be deemed to be a reference to the June 2018 Notes, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the June 2018 Notes shall continue in full force and effect.

2. Entire Agreement. This Amendment, together with the June 2018 SPA and June 2018 Notes, as amended to date, contains the entire agreement of the parties with respect to the matters contemplated hereby and thereby, and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

3. Governing Law. This Amendment shall be governed by the internal law of the State of New York.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
	Name:	Michael Hammons
	Title:	Chairman

Signature Page to amendment no. 4 to Amendment Agreement and Waiver—June 2018 Notes

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

HOLDER:

By:
Name:

Signature Page to amendment no. 4 to Amendment Agreement and Waiver—June 2018 Notes